Exhibit 99.1

 MARTEN TRANSPORT ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS

MONDOVI, Wis., January 25, 2024 (GLOBE NEWSWIRE) -- Marten Transport, Ltd. (Nasdaq/GS:MRTN) today reported net income of $12.4 million, or 15 cents per diluted share, for the fourth quarter ended December 31, 2023, compared with $25.5 million, or 31 cents per diluted share, for the fourth quarter of 2022. For the year ended December 31, 2023, net income was $70.4 million, or 86 cents per diluted share, compared with $110.4 million, or $1.35 per diluted share, for 2022.

Operating revenue was $268.2 million for the fourth quarter of 2023 compared with $322.6 million for the fourth quarter of 2022. Excluding fuel surcharges, operating revenue was $229.4 million for the 2023 quarter compared with $269.7 million for the 2022 quarter. Fuel surcharge revenue decreased to $38.8 million for the 2023 quarter from $52.9 million for the 2022 quarter.

Operating revenue was $1.131 billion for 2023 compared with $1.264 billion for 2022. Excluding fuel surcharges, operating revenue was $972.0 million for 2023 compared with $1.053 billion for 2022. Fuel surcharge revenue decreased to $159.4 million for 2023 from $210.4 million for 2022.

Operating income was $15.7 million for the fourth quarter of 2023 compared with $32.8 million for the fourth quarter of 2022. Operating income was $90.1 million for 2023 compared with $143.3 million for 2022.

Operating expenses as a percentage of operating revenue were 94.2% for the 2023 quarter and 89.8% for the 2022 quarter. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 93.2% for the 2023 quarter and 87.8% for the 2022 quarter.

Operating expenses as a percentage of operating revenue were 92.0% for 2023 and 88.7% for 2022. Operating expenses as a percentage of operating revenue, with both amounts net of fuel surcharges, were 90.7% for 2023 and 86.4% for 2022.

Executive Chairman Randolph L. Marten stated, “This quarter’s earnings were heavily pressured by the freight market recession’s weak demand and oversupply, inflationary operating costs, and cumulative impact of decreased freight rates leading to freight network disruptions. Additionally, our higher insurance and claims and health insurance expense and less revenue equipment gains reduced our operating income by $4.8 million, or 4.4 cents per diluted share, from this year’s third quarter.”

“We remain focused on both minimizing the freight market’s impact on our operations, and investing in and positioning our operations to capitalize on profitable organic growth opportunities as the market moves toward equilibrium from its current recessionary late stages - with fair compensation for our premium services. Accordingly, we have not agreed to any rate reductions since last August.”

Current Investor Presentation

Marten Transport, with headquarters in Mondovi, Wis., is a multifaceted business offering a network of refrigerated and dry truck-based transportation capabilities across Marten’s five distinct business platforms - Truckload, Dedicated, Intermodal, Brokerage and MRTN de Mexico. Marten is one of the leading temperature-sensitive truckload carriers in the United States, specializing in transporting and distributing food, beverages and other consumer packaged goods that require a temperature-controlled or insulated environment. The Company offers service in the United States, Mexico and Canada, concentrating on expedited movements for high-volume customers. Marten’s common stock is traded on the Nasdaq Global Select Market under the symbol MRTN.

This press release contains certain statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include a discussion of Marten’s prospects for future growth and by their nature involve substantial risks and uncertainties, and actual results may differ materially from those expressed in such forward-looking statements. Important factors known to the Company that could cause actual results to differ materially from those discussed in the forward-looking statements are discussed in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The Company undertakes no obligation to correct or update any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACTS: Tim Kohl, Chief Executive Officer, Doug Petit, President, and Jim Hinnendael, Executive Vice President and Chief Financial Officer, of Marten Transport, Ltd., 715-926-4216.

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED BALANCE SHEETS

	December 31,	December 31,
(In thousands, except share information)	2023	2022
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,213	$80,600
Receivables:
Trade, net	105,501	120,702
Other	10,356	7,218
Prepaid expenses and other	27,512	27,320
Total current assets	196,582	235,840

Property and equipment:
Revenue equipment, buildings and land, office equipment and other	1,162,336	1,074,832
Accumulated depreciation	(370,103)	(346,665)
Net property and equipment	792,233	728,167
Other noncurrent assets	1,524	1,672
Total assets	$990,339	$965,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,516	$37,299
Insurance and claims accruals	47,017	45,747
Accrued and other current liabilities	26,709	41,264
Total current liabilities	110,242	124,310
Deferred income taxes	122,462	137,041
Noncurrent operating lease liabilities	249	409
Total liabilities	232,953	261,760

Stockholders’ equity:
Preferred stock, $.01 par value per share; 2,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $.01 par value per share; 192,000,000 shares authorized; 81,312,168 shares at December 31, 2023, and 81,115,132 shares at December 31, 2022, issued and outstanding	813	811
Additional paid-in capital	49,789	47,188
Retained earnings	706,784	655,920
Total stockholders’ equity	757,386	703,919
Total liabilities and stockholders’ equity	$990,339	$965,679

MARTEN TRANSPORT, LTD.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands, except per share information)	2023	2022	2023	2022

Operating revenue	$268,222	$322,584	$1,131,455	$1,263,878

Operating expenses (income):
Salaries, wages and benefits	91,350	104,722	378,818	390,304
Purchased transportation	47,259	60,599	199,334	249,792
Fuel and fuel taxes	42,731	55,567	180,437	218,571
Supplies and maintenance	16,120	15,180	67,411	55,700
Depreciation	28,748	29,625	116,722	111,014
Operating taxes and licenses	2,708	2,712	11,053	10,763
Insurance and claims	15,209	12,417	56,014	50,513
Communications and utilities	2,524	2,538	10,149	9,177
Gain on disposition of revenue equipment	(1,802)	(2,957)	(13,612)	(13,379)
Other	7,718	9,398	35,019	38,079

Total operating expenses	252,565	289,801	1,041,345	1,120,534

Operating income	15,657	32,783	90,110	143,344

Other	(868)	(520)	(3,806)	(827)

Income before income taxes	16,525	33,303	93,916	144,171

Income taxes expense	4,126	7,789	23,543	33,817

Net income	$12,399	$25,514	$70,373	$110,354

Basic earnings per common share	$0.15	$0.31	$0.87	$1.35

Diluted earnings per common share	$0.15	$0.31	$0.86	$1.35

Dividends declared per common share	$0.06	$0.06	$0.24	$0.24

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Three Months		Three Months	Three Months
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2023	2022	2023 vs. 2022	2023 vs. 2022
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$95,461	$108,565	$(13,104)	(12.1)%
Truckload fuel surcharge revenue	18,023	22,759	(4,736)	(20.8)
Total Truckload revenue	113,484	131,324	(17,840)	(13.6)

Dedicated revenue, net of fuel surcharge revenue	77,731	87,985	(10,254)	(11.7)
Dedicated fuel surcharge revenue	17,310	23,775	(6,465)	(27.2)
Total Dedicated revenue	95,041	111,760	(16,719)	(15.0)

Intermodal revenue, net of fuel surcharge revenue	15,610	22,863	(7,253)	(31.7)
Intermodal fuel surcharge revenue	3,467	6,390	(2,923)	(45.7)
Total Intermodal revenue	19,077	29,253	(10,176)	(34.8)

Brokerage revenue	40,620	50,247	(9,627)	(19.2)

Total operating revenue	$268,222	$322,584	$(54,362)	(16.9)%

Operating income:
Truckload	$2,487	$13,414	$(10,927)	(81.5)%
Dedicated	9,234	12,877	(3,643)	(28.3)
Intermodal	296	728	(432)	(59.3)
Brokerage	3,640	5,764	(2,124)	(36.8)
Total operating income	$15,657	$32,783	$(17,126)	(52.2)%

Operating ratio:
Truckload	97.8%	89.8%
Dedicated	90.3	88.5
Intermodal	98.4	97.5
Brokerage	91.0	88.5
Consolidated operating ratio	94.2%	89.8%

Operating ratio, net of fuel surcharges:
Truckload	97.4%	87.6%
Dedicated	88.1	85.4
Intermodal	98.1	96.8
Brokerage	91.0	88.5
Consolidated operating ratio, net of fuel surcharges	93.2%	87.8%

MARTEN TRANSPORT, LTD.

SEGMENT INFORMATION

(Unaudited)

			Dollar	Percentage
			Change	Change
	Year		Year	Year
	Ended		Ended	Ended
	December 31,		December 31,	December 31,
(Dollars in thousands)	2023	2022	2023 vs. 2022	2023 vs. 2022
Operating revenue:
Truckload revenue, net of fuel surcharge revenue	$395,565	$411,448	$(15,883)	(3.9)%
Truckload fuel surcharge revenue	69,910	89,014	(19,104)	(21.5)
Total Truckload revenue	465,475	500,462	(34,987)	(7.0)

Dedicated revenue, net of fuel surcharge revenue	334,962	336,973	(2,011)	(0.6)
Dedicated fuel surcharge revenue	73,310	92,119	(18,809)	(20.4)
Total Dedicated revenue	408,272	429,092	(20,820)	(4.9)

Intermodal revenue, net of fuel surcharge revenue	75,887	100,452	(24,565)	(24.5)
Intermodal fuel surcharge revenue	16,191	29,313	(13,122)	(44.8)
Total Intermodal revenue	92,078	129,765	(37,687)	(29.0)

Brokerage revenue	165,630	204,559	(38,929)	(19.0)

Total operating revenue	$1,131,455	$1,263,878	$(132,423)	(10.5)%

Operating income/(loss):
Truckload	$24,835	$59,392	$(34,557)	(58.2)%
Dedicated	48,377	50,566	(2,189)	(4.3)
Intermodal	(156)	10,639	(10,795)	(101.5)
Brokerage	17,054	22,747	(5,693)	(25.0)
Total operating income	$90,110	$143,344	$(53,234)	(37.1)%

Operating ratio:
Truckload	94.7%	88.1%
Dedicated	88.2	88.2
Intermodal	100.2	91.8
Brokerage	89.7	88.9
Consolidated operating ratio	92.0%	88.7%

Operating ratio, net of fuel surcharges:
Truckload	93.7%	85.6%
Dedicated	85.6	85.0
Intermodal	100.2	89.4
Brokerage	89.7	88.9
Consolidated operating ratio, net of fuel surcharges	90.7%	86.4%

MARTEN TRANSPORT, LTD.

OPERATING STATISTICS

(Unaudited)

	Three Months		Year
	Ended December 31,		Ended December 31,
	2023	2022	2023	2022
Truckload Segment:
Revenue (in thousands)	$113,484	$131,324	$465,475	$500,462
Average revenue, net of fuel surcharges, per tractor per week(1)	$4,183	$4,683	$4,377	$4,898
Average tractors(1)	1,737	1,763	1,733	1,611
Average miles per trip	533	504	519	510
Non-revenue miles percentage(2)	12.4%	11.9%	12.4%	11.1%
Total miles (in thousands)	39,278	39,303	155,929	149,868

Dedicated Segment:
Revenue (in thousands)	$95,041	$111,760	$408,272	$429,092
Average revenue, net of fuel surcharges, per tractor per week(1)	$3,895	$3,925	$3,936	$3,963
Average tractors(1)	1,518	1,706	1,632	1,631
Average miles per trip	335	345	335	341
Non-revenue miles percentage(2)	1.2%	1.1%	1.2%	1.1%
Total miles (in thousands)	31,215	34,910	133,163	136,310

Intermodal Segment:
Revenue (in thousands)	$19,077	$29,253	$92,078	$129,765
Loads	5,289	7,255	25,160	31,862
Average tractors	133	181	159	175

Brokerage Segment:
Revenue (in thousands)	$40,620	$50,247	$165,630	$204,559
Loads	23,594	25,713	91,077	95,615

At December 31, 2023 and December 31, 2022:
Total tractors(1)	3,349	3,660
Average age of company tractors (in years)	1.9	1.7
Total trailers	5,653	5,753
Average age of company trailers (in years)	4.6	3.9
Ratio of trailers to tractors(1)	1.7	1.6
Total refrigerated containers	787	802

	Three Months		Year
	Ended December 31,		Ended December 31,
(In thousands)	2023	2022	2023	2022

Net cash provided by operating activities	$38,045	$56,268	$164,378	$219,489
Net cash (used for) investing activities	(48,070)	(42,542)	(172,540)	(134,958)
Net cash (used for) financing activities	(4,829)	(4,618)	(19,225)	(60,926)

Weighted average shares outstanding:
Basic	81,309	81,105	81,272	81,692
Diluted	81,418	81,391	81,413	81,959

(1)	Includes tractors driven by both company-employed drivers and independent contractors. Independent contractors provided 94 and 96 tractors as of December 31, 2023 and 2022, respectively.

(2)	Represents the percentage of miles for which the company is not compensated.